Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly revenue of $663 million

Quarterly GAAP diluted EPS of $0.44; non-GAAP diluted EPS of $0.97 on a continuing operations basis

Deferred revenue of $1.7 billion up 11 percent year-over-year

Repurchased approximately 7 million shares in first quarter

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 26, 2017--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal year 2017 ended March 31, 2017.

Financial Results

For the first quarter of fiscal year 2017, Citrix achieved revenue from continuing operations of $663 million, compared to $659 million in the first quarter of fiscal year 2016, representing 1 percent revenue growth.

As previously announced, the spin-off and merger of Citrix’s GoTo business with LogMeIn was completed following the close of business on January 31, 2017. Accordingly, the GoTo business results of operations, assets and liabilities, and cash flows are reflected as discontinued operations for all periods presented.

GAAP Results

Net income from continuing operations for the first quarter of fiscal year 2017 was $70 million, or $0.44 per diluted share, compared to $73 million, or $0.47 per diluted share, for the first quarter of fiscal year 2016. Net income from continuing operations for the first quarter of fiscal year 2017 and 2016 includes restructuring charges of $8 million and $46 million, respectively, for severance and facility closing costs. Additionally, net income from continuing operations for the first quarter of fiscal year 2017 includes $46 million in charges relating to changes in the Company’s expectations of realizability of certain state R&D tax credits resulting from the separation of the GoTo business, partially offset by a tax benefit of approximately $18 million from the adoption of Accounting Standard Update 2016-09 in the first quarter of fiscal year 2017.

Non-GAAP Results

Non-GAAP net income from continuing operations for the first quarter of fiscal year 2017 was $152 million, or $0.97 per diluted share, compared to $155 million, or $1.00 per diluted share for the first quarter of fiscal year 2016. Non-GAAP net income from continuing operations for the first quarter of fiscal year 2017 and 2016 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, separation costs, and the tax effects related to these items. Non-GAAP net income from continuing operations for the first quarter of fiscal year 2017 also excludes charges relating to changes in the Company’s expectations of realizability of certain state R&D tax credits resulting from the separation of the GoTo business.

"This was another strong quarter of execution by our global team,” said Kirill Tatarinov, CEO for Citrix. "The momentum of our cloud transformation is accelerating. Our innovation and competitive positioning in that space is already paying off, and our solutions are benefiting our customers and partners.”

Q1 Financial Summary

In reviewing the results from continuing operations for the first quarter of fiscal year 2017 compared to the first quarter of fiscal year 2016:

  Product and license revenue decreased 5 percent;
  Software as a service revenue increased 24 percent;
  Revenue from license updates and maintenance increased 2 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 9 percent;
  Net revenue increased in the Pacific region by 10 percent, increased in the Americas region by 1 percent, and decreased in the EMEA region by 2 percent;
  Deferred revenue totaled $1.7 billion as of March 31, 2017, compared to $1.5 billion as of March 31, 2016, an increase of 11 percent; and
  Cash flow from continuing operations was $292 million for the first quarter of fiscal year 2017, compared with $307 million for the first quarter of fiscal year 2016.

During the first quarter of fiscal year 2017:

  GAAP gross margin was 85 percent. Non-GAAP gross margin was 87 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 19 percent. Non-GAAP operating margin was 28 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs related to the separation of the GoTo business and subsequent merger with LogMeIn, and costs associated with restructuring programs.
  The Company repurchased 7.1 million shares at an average price of $78.55.

Financial Outlook for Second Quarter 2017

Citrix management expects to achieve the following results from continuing operations for the second quarter of fiscal year 2017 ending June 30, 2017:

  Net revenue is targeted to be in the range of $685 million to $695 million.
  GAAP diluted earnings per share from continuing operations is targeted to be in the range of $0.70 to $0.74. Non-GAAP diluted earnings per share from continuing operations is targeted to be in the range of $0.97 to $1.00, excluding $0.18 related to the effects of stock-based compensation expenses, $0.10 related to the effects of amortization of acquired intangible assets, $0.06 related to the effects of amortization of debt discount, $0.03 related to restructuring charges and $0.07 to $0.14 for the tax effects related to these items.

Financial Outlook for Fiscal Year 2017

Citrix management expects to achieve the following results from continuing operations for the fiscal year ending December 31, 2017:

  Net revenue is targeted to be in the range of $2.81 billion to $2.84 billion.
  GAAP diluted earnings per share from continuing operations is targeted to be in the range of $3.02 to $3.21. Non-GAAP diluted earnings per share from continuing operations is targeted to be in the range of $4.60 to $4.65, excluding $0.42 related to the effects of amortization of acquired intangible assets, $0.76 related to the effects of stock-based compensation expenses, $0.22 related to the effects of amortization of debt discount, $0.12 related to restructuring charges, and $0.19 to $0.43 for the tax effects related to these items. Non-GAAP diluted earnings per share from continuing operations also is expected to exclude $0.30 related to certain tax charges incurred in connection with the separation of the GoTo business.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

First Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and our ability to transition to new business models, including a subscription model, and markets for Citrix's virtualization and networking products and secure data services; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the concentration of customers in Citrix’s networking business; the company's ability to develop, maintain a high level of quality and commercialize new products and services while growing its established virtualization and networking products and services; risks associated with transitions in key personnel and succession risk; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, failure to realize expected benefits or synergies from divestitures; risks associated with the failure to achieve the expected strategic, operational and competitive benefits of the separation of the GoTo business, and the effect of the separation on Citrix its shareholders, customers, partners and employees; tax risks related to the separation of the GoTo business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; the ability to maintain and protect our collection of brands; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political uncertainty and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Product and licenses	$191,597	$202,033
Software as a service	38,730	31,115
License updates and maintenance	402,755	393,018
Professional services	29,595	32,607
Total net revenues	662,677	658,773

Cost of net revenues:
Cost of product and license revenues	29,711	31,395
Cost of services and maintenance revenues	59,659	54,359
Amortization of product related intangible assets	13,088	14,057
Total cost of net revenues	102,458	99,811

Gross margin	560,219	558,962

Operating expenses:
Research and development	102,669	102,232
Sales, marketing and services	246,765	233,927
General and administrative	76,211	77,819
Amortization of other intangible assets	3,646	3,720
Restructuring	7,986	45,556
Separation	298	456
Total operating expenses	437,575	463,710

Income from operations	122,644	95,252

Interest income	5,612	3,751
Interest expense	11,553	11,155
Other income (expense), net	3,326	(1,003)
Income from continuing operations before income taxes	120,029	86,845
Income tax expense	49,704	13,591
Income from continuing operations	70,325	73,254
(Loss) income from discontinued operations, net of income tax expense of $2,900 and $5,493, respectively	(42,704)	10,209
Net income	$27,621	$83,463

Diluted earnings (loss) per share:
Income from continuing operations	$0.44	$0.47
(Loss) income from discontinued operations	(0.27)	0.07
Diluted net earnings per share:	$0.17	$0.54

Weighted average shares outstanding - diluted	158,369	155,945

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	March 31, 2017	December 31, 2016 (*)
		(*) Derived from audited financial statements
ASSETS
Cash and cash equivalents	$907,977	$836,095
Short-term investments	506,118	726,923
Accounts receivable, net	485,769	681,206
Inventories, net	15,210	12,522
Prepaid expenses and other current assets	170,083	124,842
Current assets of discontinued operations	—	179,689
Total current assets	2,085,157	2,561,277
Long-term investments	952,157	980,142
Property and equipment, net	260,149	261,954
Goodwill	1,616,817	1,585,893
Other intangible assets, net	199,339	173,681
Deferred tax assets, net	184,208	233,900
Other assets	62,739	54,449
Long-term assets of discontinued operations	—	538,931
Total assets	$5,360,566	$6,390,227

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable	$64,075	$72,724
Accrued expenses and other current liabilities	255,013	256,799
Income taxes payable	28,188	39,771
Current portion of deferred revenues	1,169,891	1,208,229
Short-term debt	100,000	—
Convertible notes, short-term	—	1,348,156
Current liabilities of discontinued operations	13,820	172,670
Total current liabilities	1,630,987	3,098,349

Long-term portion of deferred revenues	493,862	476,135
Convertible notes, long-term	1,357,580	—
Other liabilities	144,395	119,813
Long-term liabilities of discontinued operations	—	7,708
Temporary equity from Convertible notes	—	79,495
Stockholders' equity:
Common stock	305	303
Additional paid-in capital	4,882,838	4,761,588
Retained earnings	3,553,680	4,010,737
Accumulated other comprehensive loss	(10,934)	(28,704)
Less - common stock in treasury, at cost	(6,692,147)	(6,135,197)
Total stockholders' equity	1,733,742	2,608,727
Total liabilities, temporary equity and stockholders' equity	$5,360,566	$6,390,227

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Three Months Ended
March 31, 2017

OPERATING ACTIVITIES
Net Income	$27,621
Loss from discontinued operations	42,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	49,300
Stock-based compensation expense	34,808
Deferred income tax expense	67,497
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(5,390)
Other non-cash items	2,204
Total adjustments to reconcile net income to net cash provided by operating activities	148,419
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	197,408
Inventories	(2,811)
Prepaid expenses and other current assets	(22,736)
Other assets	(8,845)
Income taxes, net	(30,223)
Accounts payable	(8,222)
Accrued expenses and other current liabilities	(27,959)
Deferred revenues	(26,064)
Other liabilities	2,241
Total changes in operating assets and liabilities, net of the effects of acquisitions	72,789
Net cash provided by operating activities of continuing operations	291,533
Net cash used in operating activities of discontinued operations	(42,249)
Net cash provided by operating activities	249,284
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(272,060)
Proceeds from sales of available-for-sale investments	63,516
Proceeds from maturities of available-for-sale investments	458,020
Purchases of property and equipment	(19,746)
Cash paid for acquisitions, net of cash acquired	(60,449)
Cash paid for licensing agreements and technology	(1,934)
Other	1,285
Net cash provided by investing activities of continuing operations	168,632
Net cash used in investing activities of discontinued operations	(3,891)
Net cash provided by investing activities	164,741
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	902
Proceeds from credit facility	100,000
Repayment of acquired debt	(4,000)
Stock repurchases, net	(500,000)
Cash paid for tax withholding on vested stock awards	(34,868)
Transfer of cash to GoTo Business resulting from the separation	(28,523)
Net cash used in financing activities	(466,489)
Effect of exchange rate changes on cash and cash equivalents	3,485
Change in cash and cash equivalents	(48,979)
Cash and cash equivalents at beginning of period, including cash of discontinued operations of $120,861	956,956
Cash and cash equivalents at end of period	$907,977

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits, separation costs, the related tax effect of those items and separation-related tax charges or benefits. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also excludes the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities in the ordinary course of business. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company. The Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended
March 31, 2017
GAAP gross margin	84.5%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	2.0
Non-GAAP gross margin	86.6%
Three Months Ended
March 31, 2017
GAAP operating margin	18.5%
Add: stock-based compensation	5.2
Add: amortization of product related intangible assets	2.0
Add: amortization of other intangible assets	0.6
Add: restructuring charges	1.2
Non-GAAP operating margin	27.5%
	Three Months Ended March 31,
	2017	2016
GAAP net income from continuing operations	$70,325	$73,254
Add: stock-based compensation	34,808	36,061
Add: amortization of product related intangible assets	13,088	14,057
Add: amortization of other intangible assets	3,646	3,720
Add: amortization of debt discount	8,410	8,161
Add: separation costs	298	456
Add: restructuring charges	7,986	45,556
Less: tax effects related to above items	(33,077)	(25,927)
Add: separation related tax charges	46,127	—
Non-GAAP net income from continuing operations	$151,611	$155,338
	Three Months Ended March 31,
	2017	2016
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	158,369	155,945
Less: effect of convertible note hedges	(1,676)	—
Non-GAAP weighted average shares outstanding	156,693	155,945

	Three Months Ended March 31,
	2017	2016
GAAP earnings per share from continuing operations - diluted	$0.44	$0.47
Add: stock-based compensation	0.22	0.23
Add: amortization of product related intangible assets	0.09	0.09
Add: amortization of other intangible assets	0.02	0.02
Add: amortization of debt discount	0.06	0.05
Add: restructuring charges	0.05	0.30
Less: tax effects related to above items	(0.21)	(0.16)
Add: separation related tax charges	0.30	—
Non-GAAP earnings per share from continuing operations - diluted	$0.97	$1.00

Forward Looking Guidance

	For the Three	For the Twelve
	Months Ended	Months Ended
	June 30,	December 31,
	2017	2017
GAAP earnings per share from continuing operations - diluted	$0.70 to $0.74	$3.02 to $3.21
Add: adjustments to exclude the effects of amortization of intangible assets	0.10	0.42
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.18	0.76
Add: adjustments to exclude the effects of amortization of debt discount	0.06	0.22
Add: adjustments to exclude the effects of restructuring charges	0.03	0.12
Less: tax effects related to above items	(0.07) to (0.14)	(0.19) to (0.43)
Add: adjustments to exclude the effects of separation related tax charges	-	0.30
Non-GAAP earnings per share from continuing operations - diluted	$0.97 to $1.00	$4.60 to $4.65

CONTACT:
Citrix Systems, Inc.
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Citrix Systems, Inc.
Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com